EXHIBIT 99.1

For more information, contact:
John M. Matovina, Chief Financial Officer
(515) 457-1813, jmatovina@american-equity.com
D. J. Noble, Chairman
(515) 457-1705, dnoble@american-equity.com
Julie L. LaFollette, Director of Investor Relations
(515) 273-3602, jlafollette@american-equity.com
Debra J. Richardson, Executive Vice President
(515) 273-3551, drichardson@american-equity.com

FOR IMMEDIATE RELEASE May 6, 2009

American Equity Reports Record First Quarter 2009 Operating Earnings of $23.3 Million or $0.42 Per Diluted Common Share

WEST DES MOINES, Iowa (May 6, 2009) – American Equity Investment Life Holding Company (NYSE: AEL), a leading underwriter of fixed rate and index annuities, today reported 2009 first quarter operating income1 of $23.3 million, or $0.42 per diluted common share, an increase of 38% over adjusted2 2008 first quarter operating income of $16.9 million, or $0.29 per diluted common share.   Financial highlights include:

▪	Annuity sales increased 27% to $652.8 million for the first quarter of 2009 compared to first quarter 2008 annuity sales of $514.6 million.

▪	Net investment income increased 13% to $220.7 million for the first quarter of 2009 compared to first quarter 2008 net investment income of $195.5 million.

▪	Book value per outstanding common share was $9.67 including Accumulated Other Comprehensive Loss.

▪
Early adoption of a new other than temporary impairment accounting standard increased retained earnings by $25.2 million as of January 1, 2009, reflecting a reduction in realized losses from “other than temporary impairments” recorded in prior periods.

▪	American Equity successfully introduced a new fixed index annuity product which now represents over 50% of the company’s new annuity sales.

Net income for the first quarter of 2009 was $26.5 million, compared to adjusted net income of $48.1 million for the same period in 2008.  Net income for the first quarter of 2008 was impacted by the company’s adoption of SFAS No. 157, Fair Value Measurements, which resulted in a material reduction in the fair value measurement of the embedded derivative component of the company’s policy benefit reserves, and a corresponding increase in net income of $40.7 million.

1 In addition to net income, American Equity has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate its financial performance.  See accompanying tables for the reconciliation of net income to operating income and a description of reconciling items.

2 All prior period financial statements have been adjusted pursuant to the provisions of FASB Staff Position No. APB 14-1 which was effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years.  See more complete discussion later in this news release.

STRONG DEMAND FOR FIXED ANNUITIES

The global financial crisis and low interest rates have resulted in a high level of demand for fixed index and fixed rate annuity products.  American Equity, the number three all time writer of fixed index annuities, saw ascending sales during the first quarter of 2009, with the number of pending applications for new products increasing nearly three fold.  This trend appears to be extending into the second quarter of 2009 with higher than average April sales, although the extent to which the trend will be sustained for the balance of 2009 is uncertain.  Fixed annuities are particularly attractive in this time of financial turmoil because they offer protection from market volatility for the full value of policyholder accounts including principal and all annually credited interest.
Commented David J. Noble, Chairman: “We expect 2009 to be a year of remarkable growth in our industry. Our history of careful attention to asset quality and capital adequacy provide us with an ideal foundation for this opportunity.  We will be relentless in our efforts to maintain financial strength and capital adequacy as needed to support our growth.”  American Equity is exploring a variety of initiatives to increase sales capacity including an industry-leading program to restructure sales agent commission payments.

EARNINGS GROWTH FROM STEADY SPREAD MANAGEMENT
The 38% growth in operating earnings for the first quarter of 2009 compared to the same period in 2008 is a direct reflection of American Equity’s growth in invested assets, improving yields on invested assets and reduction in the cost of money on its annuity liabilities.  On an amortized cost basis, invested assets grew 8% from $12.9 billion at March 31, 2008 to $14.0 billion at March 31, 2009.  The aggregate yield on invested assets improved from 6.14% for the first quarter of 2008 to 6.30% for the same period in 2009, while the cost of money on annuity liabilities declined from 3.55% to 3.33%.  The net result was a 15% improvement in the gross investment spread from 2.59% for the first quarter of 2008 to 2.97% for the first quarter of 2009.
Throughout 2008 and continuing into 2009 American Equity has experienced a high level of bonds called for redemption, particularly in its holdings of U.S. agency securities.  Because corporate credit spreads have widened significantly during this same period, the company has been able to redeploy redemption proceeds into other assets classes, including principally high grade corporate and prime residential mortgage backed securities (“RMBS”), with improvements in overall yields and without exposure to significant additional credit risk.

The financial crisis and related ratings actions have affected the fair value of a portion of the company’s invested assets, including in particular its Alt-A RMBS and perpetual preferred securities; however, the company is well-positioned to hold such securities until valuations recover and actual economic losses experienced have been relatively minor.  With respect to its commercial mortgage loans, which include over 900 individual loans with an average loan size of $2.5 million, the company has experienced no losses to date and substantially all of such loans continue to perform in accordance with their terms (foreclosure proceedings have been initiated in two cases and the company expects to recover the full amount of its principal, interest and costs in such proceedings).   Further, the company has analyzed stress scenarios, including increased levels of delinquencies and defaults, which indicate that future loss exposure in such stress scenarios may be less than 10 basis points of aggregate mortgage loan values.

ACCOUNTING CHANGES
The company’s financial statements for the first quarter of 2009 include the impact of several changes in accounting under U.S. generally accepted accounting principles.   These include (i) FASB Staff Position (“FSP”) No. FAS 157-4, “Determining the Fair Value When the Volume and Level of Activity for the Asset or Liability has Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”); (ii) FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-than-Temporary Impairments” (FSP FAS 115-2 and FAS 124-2); and (iii) FSP No. APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”).
While the adoption of FSP FAS 157-4 had no effect on the company’s balance sheet at March 31, 2009, the adoption of FSP FAS 115-2 and FAS 124-2 resulted in an increase in retained earnings of $25.2 million and an increase in the accumulated other comprehensive loss of $20.1 million as of January 1, 2009.  This adjustment reflects the cumulative net effect of removing from “other than temporary impairment” loss treatment the aggregate decline in value on previously impaired securities determined to be market related and not credit related.
Under FSP APB 14-1, the company was required to account for its indebtedness under its 5.25% senior convertible notes in a manner that reflects the company’s nonconvertible debt borrowing rate in the recognition of interest expense.  Pursuant to its provisions, FSP APB 14-1 has been applied retrospectively to all prior periods beginning with the fourth quarter of 2004 (when the notes were issued) and resulted in an increase in interest expense for all such periods.  The amount of such increase in the first quarter of 2009 was $0.9 million.

SEC NOTICE OF POSSIBLE CIVIL ACTION
On May 4, 2009, the company, its Chairman and its Chief Executive Officer and President received a Wells Notice from the Staff of the Enforcement Division of the Securities and Exchange Commission. The Notice, which is a statement of intention to recommend civil action, is a further step in a previously disclosed formal investigation initiated by the Staff in the fourth quarter of 2007.  The company was informed that the Wells Notice relates to the company’s disclosures in its 2004, 2005 and 2006 proxy statements concerning the effects of transactions involving American Equity Investment Service Company.  The company believes these proxy statements accurately disclosed all material information and strongly disagrees with the Staff’s recommendation on this matter.  The company will continue to pursue a potential resolution of this matter before the Staff makes its formal recommendation to the SEC, and will vigorously defend any action brought by the SEC, but the company cannot predict the outcome or timing of this matter.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties.  Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements.  Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the Company’s Form 10-K filed with the Securities and Exchange Commission.   Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements.  There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations.  Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

CONFERENCE CALL
American Equity will hold a conference call to discuss first quarter 2009 earnings on Thursday, May 7, 2009, at 10 a.m. CDT.   The conference call will be webcast live on the Internet.  Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.  The call may also be accessed by telephone at 866-713-8565, passcode 60562678 (international callers, please dial 617-597-5324).   An audio replay will be available shortly after the call on AEL’s web site.  An audio replay will also be available via telephone through May 28, 2009 by calling 888-286-8010, passcode 64823654 (international callers will need to dial 617-801-6888).

ABOUT AMERICAN EQUITY

American Equity Investment life Holding Company, through its wholly-owned operating subsidiaries, is a full-service under writer of a broad line of annuity and insurance products, with a primary emphasis on the sale of fixed rate and index annuities.  The company’s headquarters are located at 5000 Westown Parkway, West Des Moines, Iowa, 50266.  The mailing address of the company is:  P.O. Box 71216, Des Moines, Iowa 50325.  For more information, visit our website www.american-equity.com.

###

American Equity Investment Life Holding Company

Net Income (Loss)/Operating Income (Unaudited)

	Three Months Ended
	March 31,
	2009	2008
	(Dollars in thousands,
Revenues:	except per share data)
Traditional life and accident and health insurance premiums	$3,486	$3,316
Annuity product charges	15,051	12,098
Net investment income	220,654	195,488
Change in fair value of derivatives	(43,823)	(157,365)
Realized gains on investments, excluding impairment losses	760	830
Impairment losses on investments:
Total other than temporary impairment losses	(54,962)	(3,249)
Portion of impairment losses recognized in comprehensive loss	41,524	-
Net impairment losses recognized in earnings	(13,438)	(3,249)
Total revenues	182,690	51,118

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,199	2,609
Interest credited to account balances	59,763	54,176
Amortization of deferred sales inducements	13,711	31,912
Change in fair value of embedded derivatives	14,183	(218,614)
Interest expense on notes payable	4,276	5,132
Interest expense on subordinated debentures	4,208	5,231
Interest expense on amounts due under repurchase agreements	242	2,972
Amortization of deferred policy acquisition costs	34,644	80,690
Other operating costs and expenses	14,464	13,583
Total benefits and expenses	147,690	(22,309)

Income before income taxes	35,000	73,427
Income tax expense	8,525	25,367
Net income	26,475	48,060
Realized gains and net impairment losses on investments, net of offsets	(678)	1,008
Convertible debt retirement, net of income taxes	-	662
Net effect of SFAS 133, net of offsets	(2,465)	(32,870)

Operating income (a)	$23,332	$16,860

Earnings (loss) per common share	$0.50	$0.87
Earnings (loss) per common share - assuming dilution	$0.48	$0.83
Operating income per common share (a)	$0.44	$0.30
Operating income per common share - assuming dilution (a)	$0.42	$0.29

Weighted average common shares outstanding (in thousands):
Earnings per common share	52,965	55,431
Earnings per common share - assuming dilution	55,700	58,221

American Equity Investment Life Holding Company

Operating Income
Three months ended March 31, 2009 (Unaudited)

		Adjustments
		Realized Losses	SFAS 133
		and Convertible	and Other	Operating
	As Reported	Debt	Index Annuity	Income (a)
	(Dollars in thousands, except per share data)
Reserves:
Traditional life and accident and health insurance premiums	$3,486	$-	$-	$3,486
Annuity product charges	15,051	-	-	15,051
Net investment income	220,654	-	-	220,654
Change in fair value of derivatives	(43,823)	-	(15,895)	(59,718)
Realized gains on investments, excluding impairment losses	760	(760)	-	-
Net impairment losses recognized in earnings	(13,438)	13,438	-	-
Total revenues	182,690	12,678	(15,895)	179,473

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,199	-	-	2,199
Interest credited to account balances	59,763	-	3,059	62,822
Amortization of deferred sales inducements	13,711	3,378	(7)	17,082
Change in fair value of embedded derivatives	14,183	-	(14,183)	-
Interest expense on notes payable	4,276	-	-	4,276
Interest expense on subordinated debentures	4,208	-	-	4,208
Interest expense on amounts due under repurchase agreements	242	-	-	242
Amortization of deferred policy acquisition costs	34,644	4,762	(961)	38,445
Other operating costs and expenses	14,464	-	-	14,464
Total benefits and expenses	147,690	8,140	(12,092)	143,738

Income before income taxes	35,000	4,538	(3,803)	35,735
Income tax expense	8,525	5,216	(1,338)	12,403

Net income	$26,475	$(678)	$(2,465)	$23,332

Earnings per common share	$0.50			$0.44
Earnings per common share - assuming dilution	$0.48			$0.42

(a)
In addition to net income (loss), we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income (loss) adjusted to eliminate the impact of net realized gains and losses on investments including related deferred tax asset valuation allowance, SFAS 133, dealing with fair value changes in derivatives and embedded derivatives and the Lehman counterparty default on expired call options. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income (loss), provides information that may enhance an investor's understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement

March 31, 2009

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	March 31, 2009	December 31, 2008
		(As Adjusted)
Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value	$7,573,330	$6,629,046
Held for investment, at amortized cost	3,050,505	3,604,149
Equity securities, available for sale, at fair value	73,378	99,552
Mortgage loans on real estate	2,351,405	2,329,824
Derivative instruments	57,492	56,588
Policy loans	459	446
Total investments	13,106,569	12,719,605

Cash and cash equivalents	108,032	214,862
Coinsurance deposits	1,491,558	1,528,981
Accrued investment income	104,821	91,756
Deferred policy acquisition costs	1,661,764	1,579,871
Deferred sales inducements	917,902	843,377
Deferred income taxes	93,454	82,409
Other assets	24,522	20,879
Total assets	$17,508,622	$17,081,740

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
 (Dollars in thousands)
(Unaudited)

	March 31, 2009	December 31, 2008
		(As Adjusted)
Liabilities and Stockholders’ Equity
Liabilities:
Policy benefit reserves	$16,246,385	$15,809,539
Other policy funds and contract claims	110,046	111,205
Notes payable	272,732	247,750
Subordinated debentures	268,243	268,209
Other liabilities	103,515	148,193
Total liabilities	17,000,921	16,584,896

Stockholders’ equity:
Common stock	51,066	50,739
Additional paid-in capital	376,432	376,782
Unallocated common stock held by ESOP	(6,229)	(6,336)
Accumulated other comprehensive loss	(188,318)	(147,376)
Retained earnings	274,750	223,035
Total stockholders’ equity	507,701	496,844
Total liabilities and stockholders’ equity	$17,508,622	$17,081,740

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:		(As Adjusted)
Traditional life and accident and health insurance premiums	$3,486	$3,316
Annuity product charges	15,051	12,098
Net investment income	220,654	195,488
Change in fair value of derivatives	(43,823)	(157,365)
Realized gains on investments, excluding impairment losses	760	830
Impairment losses on investments:
Total other than temporary impairment losses	(54,962)	(3,249)
Portion of impairment losses recognized in comprehensive loss	41,524	–
Net impairment losses recognized in earnings	(13,438)	(3,249)
Total revenues	182,690	51,118

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,199	2,609
Interest credited to account balances	59,763	54,176
Amortization of deferred sales inducements	13,711	31,912
Change in fair value of embedded derivatives	14,183	(218,614)
Interest expense on notes payable	4,276	5,132
Interest expense on subordinated debentures	4,208	5,231
Interest expense on amounts due under repurchase agreements	242	2,972
Amortization of deferred policy acquisition costs	34,644	80,690
Other operating costs and expenses	14,464	13,583
Total benefits and expenses	147,690	(22,309)

Income before income taxes	35,000	73,427
Income tax expense	8,525	25,367
Net income	$26,475	$48,060

Earnings per common share	$0.50	$0.87
Earnings per common share - assuming dilution (a)	$0.48	$0.83
Weighted average common shares outstanding (in thousands):
Earnings per common share	52,965	55,431
Earnings per common share - assuming dilution	55,700	58,221

(a)
The numerator for earnings per common share - assuming dilution is equal to net income plus the after tax cost of interest on convertible subordinated debentures issued to a subsidiary trust.  The after tax cost of such interest was $259 for the three months ended March 31, 2009 and $262 for the three months ended March 31, 2008.

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

Operating Income
Three months ended March 31, 2009 (Unaudited)

		Adjustments
	As Reported	Realized Losses and Convertible Debt	SFAS 133 and Other Index Annuity	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,486	$–	$–	$3,486
Annuity product charges	15,051	–	–	15,051
Net investment income	220,654	–	–	220,654
Change in fair value of derivatives	(43,823)	–	(15,895)	(59,718)
Realized gains on investments, excluding impairment losses	760	(760)	–	–
Net impairment losses recognized in earnings	(13,438)	13,438	–	–
Total revenues	182,690	12,678	(15,895)	179,473

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,199	–	–	2,199
Interest credited to account balances	59,763	–	3,059	62,822
Amortization of deferred sales inducements	13,711	3,378	(7)	17,082
Change in fair value of embedded derivatives	14,183	–	(14,183)	–
Interest expense on notes payable	4,276	–	–	4,276
Interest expense on subordinated debentures	4,208	–	–	4,208
Interest expense on amounts due under repurchase agreements	242	–	–	242
Amortization of deferred policy acquisition costs	34,644	4,762	(961)	38,445
Other operating costs and expenses	14,464	–	–	14,464
Total benefits and expenses	147,690	8,140	(12,092)	143,738

Income before income taxes	35,000	4,538	(3,803)	35,735
Income tax expense	8,525	5,216	(1,338)	12,403
Net income	$26,475	$(678)	$(2,465)	$23,332

Earnings per common share	$0.50			$0.44
Earnings per common share – assuming dilution	$0.48			$0.42

(a)
In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments including related deferred tax valuation allowance, SFAS 133, dealing with fair value changes in derivatives and embedded derivatives and the Lehman counterparty default on expired call options.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration or gains recognized upon early termination	$5,482	$–	$5,482
Cost of money for index annuities	(64,820)	–	(64,820)
Change in the difference between fair value and remaining option cost at beginning and end of period	15,515	(15,895)	(380)
	$(43,823)	$(15,895)	$(59,718)

Index credits included in interest credited to account balances	$7,364		$7,364

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

Operating Income/Net Income Quarterly Summary – Most Recent 5 Quarters (Unaudited)	Q1 2009	Q4 2008	Q3 2008	Q2 2008	Q1 2008
		(As Adjusted)	(As Adjusted)	(As Adjusted)	(As Adjusted)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,486	$3,093	$3,223	$2,880	$3,316
Annuity product charges	15,051	15,400	13,328	11,845	12,098
Net investment income	220,654	214,531	209,978	202,080	195,488
Change in fair value of derivatives	(59,718)	(65,854)	(66,940)	(67,261)	(62,452)
Total revenues	179,473	167,170	159,589	149,544	148,450

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,199	1,916	2,126	2,321	2,609
Interest credited to account balances	62,822	53,140	51,107	49,469	54,176
Amortization of deferred sales inducements	17,082	18,770	13,397	9,890	10,595
Interest expense on notes payable	4,276	4,646	5,014	4,981	5,132
Interest expense on subordinated debentures	4,208	4,896	4,669	4,649	5,231
Interest expense on amounts due under repurchase agreements	242	513	2,698	2,024	2,972
Amortization of deferred policy acquisition costs	38,445	45,847	33,108	36,356	29,587
Other operating costs and expenses	14,464	14,083	13,549	12,550	12,451
Total benefits and expenses	143,738	143,811	125,668	122,240	122,753

Operating income before income taxes	35,735	23,359	33,921	27,304	25,697
Income tax expense	12,403	7,955	11,610	9,407	8,837

Operating income (a)	23,332	15,404	22,311	17,897	16,860
Realized gains and net impairment losses on investments, net of offsets	678	(43,384)	(39,222)	(8,910)	(1,008)
Convertible debt retirement, net of income taxes	–	6,495	(16)	(115)	(662)
Net effect of SFAS 133, net of offsets	2,465	(2,564)	5,211	(5,220)	32,870

Net income (loss)	$26,475	$(24,049)	$(11,716)	$3,652	$48,060

Operating income per common share (a)	$0.44	$0.29	$0.42	$0.33	$0.30
Operating income per common share – assuming dilution (a)	$0.42	$0.28	$0.40	$0.32	$0.29
Earnings (loss) per common share	$0.50	$(0.46)	$(0.22)	$0.07	$0.87
Earnings (loss) per common share – assuming dilution	$0.48	$(0.43)	$(0.21)	$0.07	$0.83

Weighted average common shares outstanding (in thousands):
Earnings (loss) per common share	52,965	52,779	52,916	53,934	55,431
Earnings (loss) per common share - assuming dilution	55,700	55,650	55,835	56,856	58,221

(a)
In addition to net income (loss), we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income (loss) adjusted to eliminate the impact of net realized gains and losses on investments including related deferred tax valuation allowance, gain on retirement of convertible debt, SFAS 133, dealing with fair value changes in derivatives and embedded derivatives and the Lehman counterparty default on expired call options.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income (loss), provides information that may enhance an investor’s understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

Capitalization/ Book Value per Share

	March 31, 2009	December 31, 2008
		(As Adjusted)
	(Dollars in thousands, except per share data)
Capitalization:
Notes payable	$272,732	$247,750
Subordinated debentures payable to subsidiary trusts	268,243	268,209
Total debt	540,975	515,959

Total stockholders’ equity	507,701	496,844

Total capitalization	1,048,676	1,012,803
Accumulated other comprehensive loss (AOCL)	188,318	147,376
Total capitalization excluding AOCL (a)	$1,236,994	$1,160,179

Total stockholders’ equity	$507,701	$496,844
Accumulated other comprehensive loss	188,318	147,376
Total stockholders’ equity excluding AOCL (a)	$696,019	$644,220

Common shares outstanding (b)	52,500,496	52,504,096

Book Value per Share: (c)
Book value per share including AOCL	$9.67	$9.46
Book value per share excluding AOCL (a)	$13.26	$12.27

Debt-to-Capital Ratios: (d)
Senior debt / Total capitalization	22.1%	21.4%
Adjusted debt / Total capitalization	28.7%	29.5%

(a)
Total capitalization, total stockholders’ equity and book value per share excluding AOCL, non-GAAP financial measures, are based on stockholders’ equity excluding the effect of AOCL.  Since AOCL fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, we believe these non-GAAP financial measures provide useful supplemental information.

(b)
Common shares outstanding include shares held by the NMO Deferred Compensation Trust: 2009 - 2,022,800 shares; 2008 - 2,353,053 shares and exclude unallocated shares held by ESOP: 2009 - 588,312; 2008 - 588,312 shares.

(c)
Book value per share including and excluding AOCL is calculated as total stockholders’ equity and total stockholders’ equity excluding AOCL divided by the total number of shares of common stock outstanding.

(d)
Debt-to-capital ratios are computed using total capitalization excluding AOCL.  Adjusted debt includes notes payable and the portion of the total subordinated debentures payable to subsidiary trusts outstanding (qualifying trust preferred securities) that exceeds 15% of total capitalization excluding AOCL.

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

Annuity Deposits by Product Type

	Three Months Ended March 31,		Year Ended December 31,
Product Type	2009	2008	2008
	(Dollars in thousands)
Index Annuities:
Index Strategies	$244,530	$332,836	$1,303,871
Fixed Strategy	354,746	173,533	937,227
	599,276	506,369	2,241,098
Fixed Rate Annuities:
Single-Year Rate Guaranteed	10,450	7,233	28,930
Multi-Year Rate Guaranteed	43,407	1,558	18,978
	53,857	8,791	47,908
Total before coinsurance ceded	653,133	515,160	2,289,006
Coinsurance ceded	300	537	1,310
Net after coinsurance ceded	$652,833	$514,623	$2,287,696

Surrender Charge Protection and Account Values by Product Type

Annuity Surrender Charges and Net (of coinsurance) Account Values at March 31, 2009

	Surrender Charge			Net Account Value
Product Type	Avg. Years At Issue	Avg. Years Remaining	Avg. % Remaining	Dollars in Thousands	%

Index Annuities	14.2	11.0	15.1%	$12,877,777	87.8%
Single-Year Fixed Rate Guaranteed Annuities	10.8	4.4	7.1%	1,297,916	8.9%
Multi-Year Fixed Rate Guaranteed Annuities	7.5	2.6	5.7%	486,041	3.3%

Total	13.7	10.1	14.1%	$14,661,734	100.0%

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value
	(Dollars in thousands)
SURRENDER CHARGE PERCENTAGES (1):
No surrender charge	$207,663	$128,484
0.0% < 2.0%	24,498	35,596
2.0% < 3.0%	90,490	54,571
3.0% < 4.0%	54,489	90,584
4.0% < 5.0%	104,021	177,842
5.0% < 6.0%	130,917	253,100
6.0% < 7.0%	217,207	455,557
7.0% < 8.0%	279,004	258,383
8.0% < 9.0%	112,507	373,707
9.0% < 10.0%	113,126	314,678
10.0% or greater	450,035	10,735,275
	$1,783,957	$12,877,777

	Fixed and Index Annuities Account Value	Weighted Average Surrender Charge
	(Dollars in thousands)
SURRENDER CHARGE EXPIRATION BY YEAR
Out of Surrender Charge	$336,147	0.00%
2009	286,430	5.87%
2010	360,153	4.30%
2011	335,455	5.04%
2012	496,490	6.08%
2013	662,899	6.66%
2014	667,616	7.76%
2015	578,968	9.75%
2016	784,412	10.87%
2017	995,243	11.86%
2018	944,697	13.98%
2019	693,585	13.40%
2020	642,462	14.58%
2021	623,935	16.15%
2022	1,194,377	18.17%
2023	2,459,841	19.17%
2024	2,160,249	19.79%
2025	434,102	19.99%
2026	4,673	20.00%
	$14,661,734	14.04%

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value
	(Dollars in thousands)
APPLICABLE GUARANTEE PERIOD:
Annual reset (2)	$1,544,766	$12,753,395
Multi-year (3 - 5 years)	239,191	124,382
	$1,783,957	$12,877,777

ULTIMATE MINIMUM GUARANTEE RATE (3):
2.00%	$43,011	$1,201
2.20%	4,768	84,661
2.25%	–	1,511,311
2.25% (3)	215,876	1,082,738
3.00%	1,443,022	8,787,870
3.50% (4)	–	1,409,996
4.00%	77,280	–
	$1,783,957	$12,877,777

CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL (5) (6)
No differential	$71,761	$–
› 0.0% - 0.5%	1,170,090	3,274,434
› 0.5% - 1.0%	306,581	1,177,863
› 1.0% - 1.5%	124,019	85,303
› 1.5% - 2.0%	52,026	90
› 2.0% - 2.5%	11,492	–
› 2.5% - 3.0%	46,605	–
Greater than 3.0%	1,383	–
Index strategies	–	8,340,087
	$1,783,957	$12,877,777

(1)	In addition, $1,081,480 (61%) of the Fixed Annuities Account Value have market value adjustment protection.
(2)
The contract features for substantially all of the Index Annuities Account Value provide for the annual reset of contractual features that effect the cost of money.  The contract features for less than .5% of the Index Annuities Account Value are reset every two years.

(3)	Products have a guarantee of 2.25% for the first 10 years, and 3.00% thereafter.
(4)
Rates applicable to the minimum guaranteed surrender value are 3.50% for the first 5 years, and 3.00% thereafter (applied to less than 100% of the annuity deposits received).  Minimum guaranteed rates for amounts allocated to the fixed rate strategy are 2.25% for the first 10 years, and 3.00% thereafter.

(5)	Recent issues may contain bonus interest rates ranging from 1.0% to 3.0%.
(6)
Includes products with multi-year guarantees for which the credited rate cannot be decreased to the ultimate minimum guaranteed rate until the end of the multi-year period.  The weighted average differential between the current credited rate and the ultimate minimum guaranteed rate on the multi-year guarantee fixed annuity account values was approximately 153 basis points.

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

Spread Results

	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008
Average yield on invested assets	6.30%	6.14%	6.20%
Cost of money:
Aggregate	3.33%	3.55%	3.43%
Cost of money for index annuities	3.31%	3.58%	3.43%
Average crediting rate for fixed rate annuities:
Annually adjustable	3.26%	3.26%	3.26%
Multi-year rate guaranteed	3.88%	3.94%	3.88%
Investment spread:
Aggregate	2.97%	2.59%	2.77%
Index annuities	2.99%	2.56%	2.77%
Fixed rate annuities:
Annually adjustable	3.04%	2.88%	2.94%
Multi-year rate guaranteed	2.42%	2.20%	2.32%

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

Summary of Invested Assets

	March 31, 2009		December 31, 2008
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)

Fixed maturity securities:
United States Government full faith and credit	$21,861	0.2%	$22,050	0.2%
United States Government sponsored agencies	5,907,090	45.1%	6,633,481	52.1%
United States municipalities, states and territories	15,916	0.1%	–	–
Corporate securities, including redeemable preferred stocks	2,489,610	19.0%	1,764,390	13.9%
Mortgage and asset-backed securities	2,189,358	16.7%	1,813,274	14.3%
Total fixed maturity securities	10,623,835	81.1%	10,233,195	80.5%
Equity securities	73,378	0.6%	99,552	0.8%
Mortgage loans on real estate	2,351,405	17.9%	2,329,824	18.3%
Derivative instruments	57,492	0.4%	56,588	0.4%
Policy loans	459	–	446	–
	$13,106,569	100.0%	$12,719,605	100.0%

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

Credit Quality of Fixed Maturity Securities

		March 31, 2009		December 31, 2008
NAIC Designation	Rating Agency Equivalent	Carrying Amount	Percent	Carrying Amount	Percent
		(Dollars in thousands)

1	Aaa/Aa/A	$8,177,180	77.0%	$8,510,772	83.2%
2	Baa	1,757,072	16.5%	1,292,303	12.6%
3	Ba	350,515	3.3%	225,594	2.2%
4	B	179,894	1.7%	135,989	1.3%
5	Caa and lower	126,727	1.2%	31,375	0.3%
6	In or near default	32,447	0.3%	37,162	0.4%
		$10,623,835	100.0%	$10,233,195	100.0%

Watch List Securities - March 31, 2009

General Description	Amortized Cost	Unrealized Losses	Estimated Fair Value	Months Below Amortized Cost

Corporate bonds:
Finance, insurance and real estate companies	$109,116	$(40,030)	$69,086	0 - 45
U.S. retail company	10,495	(5,014)	5,481	44 - 46
Consumer staple company	9,418	(3,140)	6,278	34
Home builder	20,440	(5,075)	15,365	2 - 43
Mining	7,246	(3,424)	3,822	23
Residential mortgage-backed securities	160,306	(27,889)	132,417	4 - 14
Preferred stock:
Finance, insurance and real estate companies	128,493	(57,287)	71,206	2 - 60
Telecommunication and media companies	9,433	(3,296)	6,137	28 - 60
	$454,947	$(145,155)	$309,792

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

Mortgage Loans by Region and Property Type

	March 31, 2009		December 31, 2008
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)
Geographic distribution
East	$540,582	23.0%	$537,303	23.1%
Middle Atlantic	165,352	7.0%	161,222	6.9%
Mountain	382,365	16.3%	386,988	16.6%
New England	44,114	1.9%	44,517	1.9%
Pacific	192,879	8.2%	194,301	8.3%
South Atlantic	435,627	18.5%	421,507	18.1%
West North Central	400,187	17.0%	397,375	17.1%
West South Central	190,299	8.1%	186,611	8.0%
	$2,351,405	100.0%	$2,329,824	100.0%

Property type distribution
Office	$656,202	27.9%	$655,278	28.1%
Medical Office	141,465	6.0%	142,409	6.1%
Retail	555,610	23.7%	551,172	23.7%
Industrial/Warehouse	554,909	23.6%	552,012	23.7%
Hotel	158,300	6.7%	154,671	6.6%
Apartments	119,401	5.1%	111,933	4.8%
Mixed use/other	165,518	7.0%	162,349	7.0%
	$2,351,405	100.0%	$2,329,824	100.0%

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

Shareholder Information

Corporate Offices:

American Equity Investment Life Holding Company
5000 Westown Parkway, Suite 440
West Des Moines, IA 50266

Inquiries:

D. J. Noble, Chairman
(515) 457-1703, dnoble@american-equity.com

Debra J. Richardson, Executive Vice President and Secretary
(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman, Chief Financial Officer and Treasurer
(515) 457-1813, jmatovina@american-equity.com

Common Stock and Dividend Information:

New York Stock Exchange symbol: “AEL”

	High	Low	Close	Dividend Declared
2009
First Quarter	$7.40	$2.96	$4.16	$0.00

2008
First Quarter	$10.21	$6.82	$9.28	$0.00
Second Quarter	$11.63	$7.61	$8.15	$0.00
Third Quarter	$10.75	$7.27	$7.50	$0.00
Fourth Quarter	$7.75	$3.65	$7.00	$0.07

2007
First Quarter	$14.07	$12.17	$13.13	$0.00
Second Quarter	$13.97	$11.37	$12.08	$0.00
Third Quarter	$12.55	$9.51	$10.65	$0.00
Fourth Quarter	$11.25	$8.09	$8.29	$0.06

Transfer Agent:

Computershare Trust Company, N.A.
P.O. Box 43010
Providence, RI 02940-0310
Phone: (877) 282-1169
Fax: (781) 575-2723
www.computershare.com

Annual Report and Other Information:

Shareholders may receive when available, without charge, a copy of American Equity’s Annual Report, SEC filings and/or press releases by calling Julie L. LaFollette, Investor Relations, at (515) 273-3602 or by visiting our Web site at www.american-equity.com.

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2009

Research Analyst Coverage

Steven Schwartz
Raymond James & Associates, Inc.
(312) 612-7686
steven.schwartz@raymondjames.com

Mark Finkelstein, Paul Sarran
Fox-Pitt Kelton Cochran Caronia Waller
(312) 425-4079  mark.finkelstein@fpk.com
(312) 425-4737 paul.sarran@fpk.com

Randy Binner
Friedman, Billings, Ramsey & Co., Inc.
(703) 312-1890
rbinner@fbr.com